As filed with the Securities and Exchange Commission on October 3, 2003
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASYST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2942251 (I.R.S. Employer Identification No.)

48761 Kato Road
Fremont, CA 94538
(510) 661-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen S. Schwartz
Chairman, President and Chief Executive Officer
Asyst Technologies, Inc.
48761 Kato Road
Fremont, CA 94538
(510) 661-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Kitch, Esq.
Nancy H. Wojtas, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee

Common Stock, no par value	8,000,000 shares	$13.88	$111,040,000	$8,984

(1) Also includes additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on September 26, 2003, as reported on the Nasdaq National Market.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 3, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS

8,000,000 SHARES

ASYST TECHNOLOGIES, INC.

COMMON STOCK

     From time to time, we may sell common stock. We will specify in the accompanying prospectus supplement the terms of any offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. Our common stock is traded on the Nasdaq National Market under the trading symbol ‘ASYT.’ The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Stock Market’s National Market or any securities exchange of the securities covered by the prospectus supplement.

     You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED ‘RISK FACTORS’ IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, BOTH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled ‘Plan of Distribution.’ The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2003

ABOUT THIS PROSPECTUS
OVERVIEW
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DIVIDEND POLICY
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

     This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we filed with the SEC using a ‘shelf’ registration process. Under this shelf registration process, we may sell up to a total of 8,000,000 shares of common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock we will provide a prospectus supplement that will contain more specific information about the shares offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under ‘Where You Can Find More Information.’ THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

OVERVIEW

     We develop, manufacture, sell and support integrated automation systems for the semiconductor and flat panel display, or FPD, manufacturing industries. Our systems are designed to enable semiconductor and FPD manufacturers to increase their manufacturing productivity and yields, and to protect their investment in fragile materials and work-in-process. We sell our systems directly to semiconductor and FPD manufacturers, as well as to original equipment manufacturers, that make production equipment for sale to semiconductor manufacturers, and integrate our systems with their equipment.

     We are a California corporation and were incorporated on May 31, 1984. Our principal offices are located at 48761 Kato Road, Fremont, California 94538, and our telephone number is (510) 661-5000. In this prospectus, ‘Asyst,’ the ‘Company,’ ‘we’ and ‘our’ refer to Asyst Technologies, Inc. unless the context otherwise requires. Our website is http://www.asyst.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

RISK FACTORS

     Investment in our securities involves a high degree of risk. You should consider carefully the Risk Factors, as well as other information in this prospectus and the prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled “ RISK FACTORS” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety.

FORWARD-LOOKING INFORMATION

     This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the ‘safe harbor’ created by those sections. These forward-looking statements include but are not limited to statements about:

•	our strategy;

•	our revenues;

•	sufficiency of our cash resources;

•	product development;

•	our research and development and other expenses;

•	our operations and legal risks; and

•	our use of proceeds.

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     These forward-looking statements are generally identified by words such as ‘expect,’ ‘anticipate,’ ‘intend,’ ‘believe,’ ‘hope,’ ‘assume,’ ‘estimate,’ ‘plan,’ ‘will’ and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in ‘Business’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’ incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled ‘RISK FACTORS’ contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus. The risks referred to above, as well as the Risk Factors incorporated by reference, among other things, should be considered in evaluating our prospects and future financial performance.

USE OF PROCEEDS

     Except as described in any prospectus supplement, we currently intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital and retirement of debt. We may also use a portion of the net proceeds to acquire complementary businesses, products and technologies, although we currently have no commitments or agreements for any acquisitions. Pending the uses described above, we expect to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 300,000,000 shares of common stock, without par value, and 4,000,000 shares of preferred stock, without par value. As of September 26, 2003, there were 39,708,684 shares of common stock outstanding, held of record by approximately 367 shareholders. The following summary of certain provisions of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Articles of Incorporation and Bylaws.

Common Stock

     Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for dividends. Upon the liquidation, dissolution or winding up of Asyst, the holders of common stock are entitled to receive ratably the net assets of Asyst available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. There are presently no shares of preferred stock outstanding.

Preferred Stock

     The Board of Directors is authorized, subject to certain limitations prescribed by law, without further shareholder approval, to issue from time to time up to an aggregate of 4,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.

     The Board of Directors has designated 250,000 shares of preferred stock as Series A Junior Participating preferred stock, or Junior Preferred Stock. Holders of Junior Preferred Stock are entitled to 100 votes for each share held of record on all matters submitted to a vote of the shareholders. Subject to any preferences that may be applicable to any then outstanding series of preferred stock superior to the Junior Preferred Stock, holders of Junior Preferred Stock are entitled to receive, ratably and in preference to the holders of common stock, when, as and if declared by the Board of Directors out of funds legally available for dividends, cumulative quarterly dividends equal to the greater of $1.00 or 100 times the aggregate per share amount of all cash and non-cash dividends payable on a share of common stock, subject to adjustment for subdivision, combination or consolidation of outstanding shares of common stock. Upon the liquidation, dissolution or winding up of Asyst, no distribution shall be made to the holders of shares of common stock or any other class of preferred stock ranking junior to the Junior Preferred Stock until the holders of Junior Preferred Stock have received the greater of (1) $100 per share plus an amount equal to accrued and unpaid

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dividends, whether or not declared, and (2) an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of common stock, subject to adjustment for subdivision, combination or consolidation of outstanding shares of common stock. In case Asyst enters into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for other securities, cash or other property, then each share of Junior Preferred Stock shall be similarly exchanged into an amount per share equal to 100 times the amount of securities, cash or other property into which or for which each share of common stock is exchangeable, subject to adjustment for subdivision, combination or consolidation of outstanding shares of common stock. Holders of Junior Preferred Stock have no preemptive, subscription, redemption or conversion rights.

     The issuance of preferred stock of any series may have the effect of delaying, deferring or preventing a change in control of Asyst. Except as contemplated under our share purchase rights plan described below under the caption ‘Share Purchase Rights Plan,’ we have not issued, and have no present plans to issue, any shares of preferred stock.

Possible Anti-Takeover Effects

     Certain Charter and ByLaw Provisions

     Our articles of incorporation and bylaws include provisions that may have the effect of deterring hostile takeovers or delaying changes in control or management of Asyst. These provisions include certain advance notice procedures for nominating candidates for election to our Board of Directors, a provision eliminating shareholder actions by written consent and a provision under which only our Board of Directors, our Chairman of the Board, our President or shareholders holding at least 10 percent of the outstanding common stock may call special meetings of the shareholders. We have entered into agreements with our officers and directors indemnifying them against losses they may incur in legal proceedings arising from their service to Asyst, including losses associated with actions related to third-party attempts to acquire Asyst.

     In addition, our Board of Directors has authority to issue up to 4,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of those shares without any future vote or action by the shareholders. The issuance of preferred stock while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control of Asyst. Furthermore, such preferred stock may have other rights, including economic rights senior to the common stock, and as a result, the issuance thereof could have a material adverse effect on the market value of the common stock. Except as contemplated under our share purchase rights plan described below under the caption ‘Share Purchase Rights Plan,’ we have not issued, and have no present plans to issue shares of preferred stock.

     Share Purchase Rights Plan

     We have adopted a share purchase rights plan, pursuant to which we have granted to our shareholders rights to purchase shares of Junior Preferred Stock. Upon the earlier of (1) the date of a public announcement that a person, entity, or group of associated persons has acquired 15 percent of our common stock or (2) 10 business days following the commencement of, or announcement of, a tender offer or exchange offer, the rights granted to our shareholders will become exercisable to purchase our common stock at a price substantially discounted from the then applicable market price of our common stock. These rights could generally discourage a merger or tender offer involving the securities of Asyst that is not approved by our Board of Directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on shareholders who might want to vote in favor of a merger or participate in a tender offer.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is EquiServe Trust Company. Its mailing address is EquiServe Trust Company, Shareholder Services, P.O. Box 43010, Providence, RI 02940-3010, and its phone number is (877) 282-1169.

DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We presently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

     We may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

     If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

     We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

     Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all

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independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

     In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Cooley Godward LLP, Palo Alto, California. As of the date of this prospectus, partners and associates of Cooley Godward LLP participating in the preparation of this prospectus and the related Registration Statement on Form S-3 own an aggregate of 3,000 shares of our common stock.

EXPERTS

     The financial statements as of March 31, 2003 and 2002 and the two years ended March 31, 2003 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Arthur Andersen LLP was previously our independent accountant. Representatives for Arthur Andersen LLP are not available to provide the consents required for the inclusion of their report on our consolidated financial statements for the year ended March 31, 2001 incorporated by reference into this prospectus and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report incorporated by reference into this prospectus, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP that are incorporated by reference, or any omissions to state a material fact required to be stated therein. Arthur Andersen LLP has not performed any procedures in connection with this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. You may read and copy the Registration Statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at ‘http://www.sec.gov.’ In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

     The SEC allows us to ‘incorporate by reference’ information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this Registration Statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial Registration Statement but prior to effectiveness of the Registration Statement, and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

1.	Our Annual Report on Form 10-K for the year ended March 31, 2003;

2.	Our proxy for our shareholders meeting on September 23, 2003 filed on July 29, 2003;

3.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

5.

4.	Our Current Reports on Form 8-K filed April 8, 2003, May 6, 2003, June 30, 2003, August 5, 2003 and September 18, 2003; and

5.	The description of the common stock contained in our Registration Statement on Form 8-A, as filed on February 21, 1995.

     We will provide to you at no cost a copy of any and all of the information incorporated by reference into the Registration Statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Asyst Technologies, Inc.
Attention: Investor Relations
48761 Kato Road
Fremont, CA 94538
(510) 661-5000

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$8,984
Accounting fees and expenses	50,000
Legal fees and expenses	125,000
Printing and miscellaneous expenses	91,016

Total	$275,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Asyst’s Bylaws provide that it will indemnify its directors and officers to the fullest extent not prohibited by California law. Asyst is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors, officers, employees and agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Asyst has entered into indemnity agreements with its directors and officers.

     In addition, Asyst’s Articles of Incorporation provide that, to the fullest extent permitted by California law, Asyst’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Asyst and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to Asyst, for acts or omissions not in good faith or involving intentional misconduct or for knowing and culpable violations of law, that the director believes to be contrary to the best interests of Asyst or its shareholders, involving a reckless disregard for the director’s duty to Asyst or its shareholders when the director was aware or should have been aware of a risk of serious injury to Asyst or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Asyst or its shareholders, for improper transactions between the director and Asyst and for improper distributions to shareholders and loans to directors and officers or for acts or omissions by the director as an officer. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

II-1.

ITEM 16. EXHIBITS

     (a)  Exhibits

Exhibit Number	Description of Document

1.1(1)	Form of Underwriting Agreement.
4.1(2)	Rights Agreement among the Company and Bank of Boston, N.A., as Rights Agent, dated June 25, 1998.
4.2(3)	Common Stock Purchase Agreement, dated as of May 26, 1999.
4.3(4)	Indenture dated as of July 3, 2001 between the Company, State Street Bank and Trust Company of California, N.A., as trustee, including therein the forms of the notes.
4.4(4)	Registration Rights Agreement dated as of July 3, 2001 between the Company and State Street Bank and Trust Company of California, N.A.
4.5(5)	Amendment to Rights Agreement among the Company and Bank of Boston, N.A. as rights agent, dated November 30, 2001.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Accountants.
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 1998, and incorporated herein by reference.

(3)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 1999, and incorporated herein by reference.

(4)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and incorporated herein by reference.

(5)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the SEC on June 28, 2002, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘Calculation of Registration Fee’ table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those

II-2.

paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)	That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on October 3, 2003.

ASYST TECHNOLOGIES, INC.

By:	/s/	STEPHEN S. SCHWARTZ

Stephen S. Schwartz Chairman of the Board, President and Chief Executive Officer

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POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Schwartz and Steve Debenham, his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/	STEPHEN S. SCHWARTZ	Chairman of the Board, President and Chief	October 3, 2003
Executive Officer (Principal Executive
	Stephen S. Schwartz	Officer)

/s/	GEOFFREY G. RIBAR	Senior Vice President and Chief Financial	October 3, 2003
Officer (Principal Financial and
	Geoffrey G. Ribar	Accounting Officer)

/s/	P. JACKSON BELL	Director	October 3, 2003

P. Jackson Bell

/s/	STANLEY GRUBEL	Director	October 3, 2003

Stanley Grubel

Director
Tsuyoshi Kawanishi

/s/	ROBERT A. MCNAMARA	Director	October 3, 2003

Robert A. McNamara

/s/	ANTHONY E. SANTELLI	Director	October 3, 2003

Anthony E. Santelli

/s/	WALTER W. WILSON	Director	October 3, 2003

Walter W. Wilson

II-5.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1(1)	Form of Underwriting Agreement.
4.1(2)	Rights Agreement among the Company and Bank of Boston, N.A., as Rights Agent, dated June 25, 1998.
4.2(3)	Common Stock Purchase Agreement, dated as of May 26, 1999.
4.3(4)	Indenture dated as of July 3, 2001 between the Company, State Street Bank and Trust Company of California, N.A., as trustee, including therein the forms of the notes.
4.4(4)	Registration Rights Agreement dated as of July 3, 2001 between the Company and State Street Bank and Trust Company of California, N.A.
4.5(5)	Amendment to Rights Agreement among the Company and Bank of Boston, N.A. as rights agent, dated November 30, 2001.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Accountants.
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 1998, and incorporated herein by reference.

(3)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 1999, and incorporated herein by reference.

(4)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and incorporated herein by reference.

(5)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the SEC on June 28, 2002, and incorporated herein by reference.